Exhibit 4.1l

ELEVENTH SUPPLEMENTAL INDENTURE

THIS ELEVENTH SUPPLEMENTAL INDENTURE dated as of August 20, 2012 among CRC Health Corporation, a Delaware corporation (the “Company”), the Guarantors, Healthy Living Academies, LLC, a Delaware limited liability company, Academy of the Sierras, a Healthy Living Academy, LLC, a Delaware limited liability company, Camp Wellspring, LLC, a Delaware limited liability company, Wellspring Adventure Camp, LLC, a Delaware limited liability company, and Wellspring Community Programs, LLC, a Delaware limited liability company (each, a “New Guarantor” and collectively, the “New Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of February 6, 2006 (the “Indenture”), providing for the issuance of $200 million aggregate principal amount of the Company’s 10.75% Senior Subordinated Notes due 2016 (the “Notes”), as supplemented by the First Supplemental Indenture, dated as of July 7, 2006 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of September 28, 2006 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of October 24, 2006 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of November 17, 2006 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of April 27, 2007 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of July 26, 2007 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of May 29, 2008 (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of November 18, 2008 (the “Eighth Supplemental Indenture”), the Ninth Supplemental Indenture, dated as of April 27, 2009 (the “Ninth Supplemental Indenture”), and the Tenth Supplemental Indenture, dated as of December 29, 2009 (the “Tenth Supplemental Indenture”);

WHEREAS, the Company and the Guarantors propose to further amend and supplement the Indenture to join the New Guarantors, each a direct or indirect subsidiary of the Company, as a party to the Indenture, as a Guarantor thereunder;

WHEREAS, pursuant to Section 8.01 of the Indenture, the Company and the Trustee may amend, waive or supplement the Indenture, the Notes or the Guarantees without the consent of any Holders to make any change that would provide additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

WHEREAS, the Company, each Guarantor and the New Guarantors have been authorized by their respective board of directors, managers, members, partners, or general partners, as applicable, to enter into this Eleventh Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the respective certificates of incorporation, certificates of formation, limited liability company agreements, partnership agreements, limited partnership agreements, by-laws and other organizational documents of the Company, each Guarantor and the New Guarantors to make this Eleventh Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly performed;

WHEREAS, pursuant to Section 8.06 of the Indenture, the Trustee is authorized to execute and deliver this Eleventh Supplemental Indenture;

WHEREAS, the Company hereby requests that the Trustee execute and deliver this Eleventh Supplemental Indenture;

NOW, THEREFORE, for in consideration of the premises herein contained and in order to effect the proposed amendment to join the New Guarantors to the Indenture pursuant to Section 8.01 of the Indenture, the Company, the New Guarantors and the Guarantors agree with the Trustee as follows:

ARTICLE I

Amendment of Indenture

1.1. Amendment of Indenture. As of the date hereof, this Eleventh Supplemental Indenture amends the Indenture by joining the New Guarantors as parties to the Indenture, each as a Guarantor thereunder.

1.2. Execution and Delivery of Note Guarantee. Upon the effectiveness of this Eleventh Supplemental Indenture, each New Guarantor agrees that a notation of its Guarantee substantially in the form attached as Exhibit G to the Indenture, will be endorsed by a duly authorized officer of such New Guarantor on each Note authenticated and delivered by the Trustee under the Indenture.

ARTICLE II

Miscellaneous Provisions

2.1. Instruments to be Read Together. This Eleventh Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture and this Eleventh Supplemental Indenture shall henceforth be read together.

2.2. Confirmation. The Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture and further amended and supplemented by this Eleventh Supplemental Indenture is in all respects confirmed and preserved.

2.3. Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.4. Counterparts. This Eleventh Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

2.6. Effectiveness. The provisions of this Eleventh Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto.

2.7. Trust Indenture Act Controls. If any provision of this Eleventh Supplemental Indenture limits, qualifies or conflicts with another provision that is required by or deemed to be included in this Eleventh Supplemental Indenture by the Trust Indenture Act, the required or incorporated provision shall control.

2.8. Governing Law. THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

2.9. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, the Guarantors and the New Guarantors and not of the Trustee.

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IN WITNESS WHEREOF, the undersigned have executed this Eleventh Supplemental Indenture this 20th day of August, 2012.

CRC HEALTH CORPORATION

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

4THERAPY.COM NETWORK
ADVANCED TREATMENT SYSTEMS, INC.
AHS OF IDAHO, INC.
ASPEN EDUCATION GROUP, INC.
ASPEN YOUTH, INC.
ATS OF CECIL COUNTY, INC.
ATS OF DELAWARE, INC.
ATS OF NORTH CAROLINA, INC.
AYS MANAGEMENT, INC.
BATON ROUGE TREATMENT CENTER, INC.
BAYSIDE MARIN, INC.
BGI OF BRANDYWINE, INC.
BOWLING GREEN INN OF PENSACOLA, INC.
BOWLING GREEN INN OF SOUTH DAKOTA, INC.
CAMP HUNTINGTON INC.
CAPS OF VIRGINIA, INC.
CARTERSVILLE CENTER, INC.
COMPREHENSIVE ADDICTION PROGRAMS, INC.
CORAL HEALTH SERVICES, INC.
CRC ED TREATMENT, INC.
CRC HEALTH MANAGEMENT, INC.
CRC HEALTH OREGON, INC.
CRC HEALTH TENNESSEE, INC.
CRC RECOVERY, INC.
CRC WEIGHT MANAGEMENT, INC.
GALAX TREATMENT CENTER, INC.
JAYCO ADMINISTRATION, INC.
MOUNT BACHELOR EDUCATIONAL CENTER, INC.
NEW LEAF ACADEMY, INC.
NORTHSTAR CENTER, INC.
SAN DIEGO HEALTH ALLIANCE
SHELTERED LIVING INCORPORATED
SIERRA TUCSON INC.
SOBER LIVING BY THE SEA, INC.
STONE MOUNTAIN SCHOOL, INC.
SUNHAWK ACADEMY OF UTAH, INC.
SUWS OF THE CAROLINAS, INC.
TRANSCULTURAL HEALTH DEVELOPMENT, INC.
TREATMENT ASSOCIATES, INC.
TURN-ABOUT RANCH, INC.
VIRGINIA TREATMENT CENTER, INC.
VOLUNTEER TREATMENT CENTER, INC.
YOUTH CARE OF UTAH, INC.
WCHS, INC.
WHITE DEER REALTY, LTD.
WHITE DEER RUN, INC.
WICHITA TREATMENT CENTER INC.
WILDERNESS THERAPY PROGRAMS, INC.
WILMINGTON TREATMENT CENTER, INC.

By:	/s/ LeAnne M. Stewart
Name: LeAnne M. Stewart
Title: Chief Financial Officer

ACADEMY OF THE SIERRAS, LLC
ADIRONDACK LEADERSHIP EXPEDITIONS, LLC
ASPEN ACHIEVEMENT ACADEMY, LLC
ASPEN INSTITUTE FOR BEHAVIORAL ASSESSMENT, LLC
ASPEN RANCH, LLC
BECKLEY TREATMENT CENTER, LLC
BROMLEY BROOK SCHOOL, LLC
CHARLESTON TREATMENT CENTER, LLC
CLARKSBURG TREATMENT CENTER, LLC
COPPER CANYON ACADEMY, LLC
CRC HOLDINGS, LLC
CRC WISCONSIN RD, LLC
EAST INDIANA TREATMENT CENTER, LLC
EVANSVILLE TREATMENT CENTER, LLC
FOUR CIRCLES RECOVERY CENTER, LLC
HEALTHY LIVING ACADEMIES, LLC
HUNTINGTON TREATMENT CENTER, LLC
INDIANAPOLIS TREATMENT CENTER, LLC
ISLAND VIEW RESIDENTIAL TREATMENT CENTER, LLC
LOAN ADMINISTRATION, LLC
NATIONAL SPECIALTY CLINICS, LLC
OAKLEY SCHOOL, LLC
OUTBACK THERAPEUTIC EXPEDITIONS, LLC
PARKERSBURG TREATMENT CENTER, LLC
PASSAGES TO RECOVERY, LLC
PHOENIX OUTDOOR, LLC
RICHMOND TREATMENT CENTER, LLC
SOUTHERN INDIANA TREATMENT CENTER, LLC
STRUCTURE HOUSE, LLC
SWIFT RIVER ACADEMY, L.L.C.
TALISMAN ACADEMY, LLC
TALISMAN SUMMER CAMP, LLC
WHEELING TREATMENT CENTER, LLC
WILLIAMSON TREATMENT CENTER, LLC

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

LOAN HOLDINGS, LLC

By LOAN ADMINISTRATION, LLC, its Manager

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

ACADEMY OF THE SIERRAS, A HEALTHY
LIVING ACADEMY, LLC
CAMP WELLSPRING, LLC
WELLSPRING ADVENTURE CAMP, LLC
WELLSPRING COMMUNITY PROGRAMS, LLC

By AYS MANAGEMENT, INC., its Manager

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

THE CAMP RECOVERY CENTERS, L.P.

By CRC RECOVERY, INC., its General Partner

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

CALIFORNIA TREATMENT SERVICES
SAN DIEGO TREATMENT SERVICES

By JAYCO ADMINISTRATION, INC., its Partner

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

By TREATMENT ASSOCIATES, INC., its Partner

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

MILWAUKEE HEALTH SERVICES SYSTEM

By CORAL HEALTH SERVICES, INC., its Partner

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

By WCHS, INC., its Partner

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
Name:	Donald T. Hurrelbrink
Title:	Vice President